Exhibit 4.44

No.: 2021 L.D.B.Z.

Guarantee Contract

[Unofficial English Translation]

Bank of Communications Co., Ltd.

Ref:

Guarantee Contract

Important Tips The Guarantor shall read the full text of the Contract carefully, especially the clauses marked with ▲▲. In case of any doubt, please ask the Creditor for clarification in time.

To guarantee the realization of all creditor’s rights under the Master Contract signed or to be signed between the Debtor and the Creditor, the Guarantor is willing to provide the guarantee agreed in the Contract.

To clarify the rights and obligations of both parties, the Guarantor and the Creditor have reached an agreement through consultation, and hereby conclude the Contract.

Article 1 Principal Creditor’s Rights

1.1 The principal creditor’s rights guaranteed by the Guarantor refer to all principal creditor’s rights under the Master Contract (hereinafter referred to as “all Master Contracts” in case of multiple Master Contracts), including all kinds of loans, overdrafts, discounts and/or various trade financing funds issued by the Creditor to the Debtor according to the Master Contract (including but not limited to import bill advance, import collection financing, import remittance financing, export bill purchase, export collection financing, export invoice financing, export order financing, packing loans, domestic bills under L/C, domestic L/C negotiation, domestic factoring financing, import and export factoring financing, etc.), and/or, the Creditor’s rights (including contingent rights) against the Debtor due to the bank acceptance bill, L/C or guarantee letter (including standby L/C, similarly hereinafter), and the Creditor’s rights (including contingent rights) against the Debtor due to other bank credit business.

The bank credit business agreed in the Contract refers that the bank directly provides financial support to the customer, or guarantees the compensation and payment liabilities that may arise from the customer’s relevant economic activities, and provides other credit services to the Debtor, including but not limited to any one or multiple businesses listed above or businesses with other names.

▲▲ 1.2 The specific contents such as currency, amount, interest rate and debt performance period of any principal creditor’s right shall be agreed upon by both the Creditor and the Debtor in the Master Contract (including the Line of Credit Application under the Master Contract and/or other documents signed by both the Creditor and the Debtor. The Line of Credit Application and other documents shall be hereinafter collectively referred to as “Credit Use Application” in the Contract).

If the maximum guarantee is provided in accordance with Articles 10.2(2), 10.2(3), 10.2(4) and 10.2(5) of the Contract, the cycle use of the credit line of the Master Contract, the purpose of the credit line, the specific purpose of each use of the credit line and the credit period shall be specifically agreed upon by both the Creditor and the Debtor in the Master Contract. For the maximum guarantee provided in accordance with the provisions of Articles 10.2(2) and 10.2(3), the principal creditor’s rights arising within the credit period agreed in the Master Contract are guaranteed by the Contract; For a maximum guarantee provided in accordance with the provisions of Articles 10.2(4) and 10.2(5), the principal creditor’s rights arising during the period agreed in Articles 10.2(4) and 10.2(5) are guaranteed by the Contract.

1.3 If the Guarantor provides the Debtor with maximum guarantee as stipulated in Articles 10.2(2), 10.2(3), 10.2(4) and 10.2(5) of the Contract, the following provisions of this paragraph shall apply.

The principal creditor’s rights guaranteed under the Contract shall be determined on the occurrence date of the last principal creditor’s rights under all Master Contracts (“Determination Date of the Principal Creditor’s Rights”). If the Creditor cancels all the credit lines according to the Master Contract, the date of canceling all the credit lines shall be the Determination Date of the principal creditor’s rights.

The principal creditor’s rights incurred on or before the Determination Date of the principal creditor’s right, and the interest (including compound interest, penalty interest for overdue and misappropriation) for the period till the Guarantor undertake liability, liquidated damages, damages and the Creditor’s expenses for realizing the Creditor’s rights agreed in Article 2.2 of the Contract are all within the scope of the guarantee under the Contract.

The occurrence of principal creditor’s rights includes but is not limited to the issuance of loans, financing funds, overdrafts or bank acceptance bills, L/Cs, guarantees or standby L/Cs by the Creditor.

▲▲ 1.4 Regardless the actual amount of creditor’s rights enjoyed by the Creditor according to the Master Contract is lower or higher than the maximum amount of creditor’s rights agreed in the Contract, the Guarantor’s guarantee liability according to the Contract shall not be affected.

Article 2 Guarantee Liability

2.1 The guarantee under this Contract is a joint and several liability guarantee.

2.2 The scope of the guarantee is the principal and interest, compound interest and penalty interest of the principal creditor’s rights, liquidated damages, damages and expenses for realizing creditor’s rights under all Master Contracts. The expenses for realizing creditor’s rights include but are not limited to collection fees, legal fees (or arbitration fees), preservation fees, announcement fees, execution fees, attorney fees, travel expenses and others.

2.3 The guarantee period shall be calculated separately according to the debt performance period of each principal debt agreed in the Master Contract (if under the bank acceptance bill, L/C or letter of guarantee, according to the Creditor’s advance payment date). The guarantee period of each principal debt starts from the expiration date of the debt performance period (or the date of advance payment by the Creditor) ending three years after the expiration date of the performance period of the last principal debt due under all Master Contracts (or the date of advance payment by the Creditor).

If the Creditor and the Debtor agree that the Debtor can fulfill the repayment obligation in installments, the guarantee period of the principal debt shall be calculated separately according to the repayment obligations of each installment, starting from the expiration date of the debt performance period of each installment (or the date of advance payment by the Creditor) and ending three years after the expiration date of the performance period of the final principal debt due under all Master Contracts (or the date of advance payment by the Creditor).

If the Creditor declares an early maturity of any principal debt, the expiration date of the performance period of the principal debt shall be subject to the announced early maturity date.

▲▲ 2.4 If the guarantee is provided pursuant to Article 10.2 (1), the Guarantor shall have carefully read and confirmed all the terms and conditions of the Master Contract.

If the guarantee under the debt ceiling is provided in accordance with Articles 10.2(2), 10.2(3), 10.2(4) and 10.2(5), the Guarantor shall have carefully read and confirmed all the terms and conditions of the Master Contract signed before the signing of the Contract. For the Master Contract to be signed after the signing of the Contract, the Guarantor agrees that the Creditor and the Debtor need not notify the Guarantor or obtain the Guarantor’s consent to sign the Master Contract, and the Guarantor will voluntarily contact the Debtor to provide relevant documents.

▲▲ 2.5 If the guarantee is provided pursuant to Article 10.2(1) and the Creditor and the Debtor change the Master Contract, the Guarantor shall still undertake joint and several guarantee liabilities. However, in case of changes to the Master Contract without written consent of the Guarantor and with contract amount increased, interest rate raised or debt performance period extended, the Guarantor shall only bear the guarantee liabilities according to the amount, interest rate and time limit agreed in the original Master Contract; However, in case the Creditor adjusts the interest rate (including raising the interest rate) or extends the debt performance period according to the Master Contract on the premise that the Master Contract has not been changed, the Guarantor shall still bear all the guarantee liabilities.

If the maximum guarantee is provided in accordance with the provisions of Articles 10.2(2), 10.2(3), 10.2(4) and 10.2(5), the Creditor and the Debtor can change the Master Contract, including but not limited to changing the amount, the credit period, the debt performance period, the interest rate and other terms of the Master Contract without notifying the Guarantor nor getting his/her consent, and the Guarantor shall still bear joint and several guarantee liabilities. However, for Articles 10.2(2) and 10.2(3), if the credit line of the Master Contract is increased or the credit period is extended without written consent of the Guarantor, the Guarantor shall only bear the guarantee liability for the principal creditor’s rights arising within the original credit period within the maximum creditor’s rights agreed in the Contract; For Articles 10.2(4) and 10.2(5), regardless of any change in the Master Contract, the Guarantor shall bear the guarantee liability for the principal creditor’s rights occurring within the period agreed in Articles 10.2(4) and 10.2(5) within the maximum amount of creditor’s rights agreed in the Contract.

▲▲ 2.6 Both parties to the Contract specifically agree as follows: the Guarantor shall bear joint and several liability for the return liability and/or compensation liability undertook by the Debtor after the Master Contract is invalid.

▲▲ 2.7 The guarantee under the Contract is a continuous guarantee. Payment or settlement of any part of the Debtor’s guaranteed debts in whole or in part shall not be deemed as release of the Guarantor’s guarantee liability under the Contract, and the Guarantor shall still bear the liability according to the Contract.

▲▲ 2.8 If the Creditor allows the Debtor to transfer all or part of the debts before all the debts under the Master Contract are paid off, the Creditor shall dispense with the need to obtain written consent of the Guarantor, and the Guarantor shall still bear the guarantee liability for all or part of the transferred debts.

▲▲ 2.9 If a third party undertakes the debts before all the debts under the Master Contract are paid off, regardless the Creditor claims the rights against the third party or partially/completely abandons the rights against the third party, the Guarantor shall bear joint and several liability for the full amount of the principal creditor’s rights agreed in the Contract.

Article 3 Statement and Guarantee of Guarantor

3.1 The Guarantor has the capacity for civil rights and full capacity for civil conduct ( the Guarantor as a natural person)/the Guarantor is legally established and validly existing according to law and has all necessary capacity for rights (the Guarantor as a non-natural person), and can perform the obligations of the Contract and bear civil liabilities in its own name.

3.2 The signing and performance of the Contract is the true expression of the Guarantor’s intention, and has been subject to all necessary consents, approvals and authorizations, without any legal defects.

3.3 All documents, materials and information provided by the Guarantor to the Creditor during the signing and performance of the Contract are true, accurate, complete and valid.

▲▲ 3.4 Neither the Guarantor nor its related parties is an enterprise or individual on the sanction list of the United Nations, the European Union or the United States, or located in countries and regions sanctioned by the United Nations, the European Union or the United States.

▲▲ Article 4 Obligations of Guarantor

4.1 The Guarantor hereby irrevocably and unconditionally guarantees to the Creditor that if the Debtor fails to repay all or part of the loan, the principal of the financing fund, the advance made by the Creditor or the corresponding interest in full and on time, the Guarantor shall immediately pay all the money due and payable by the Debtor to the Creditor.

The Guarantor agrees that: If the Master Contract is under the guarantee, mortgage or pledge provided by the Debtor or a third party at the same time, the Creditor has the right to decide the exercise of guarantee rights, including but not limited to: the Creditor has the right to require the Guarantor to pay all the money due and payable by the Debtor immediately without first exercising the real right for security or claiming rights against other guarantors, and has the right to claim part or all of the real right for security against one or more guarantors including the Guarantor, separately or simultaneously, regardless of sequence; If the Creditor waives or changes the right for security to other guarantors or the right sequence of the real right for security, the Guarantors shall still bear the guarantee liability according to the Contract without any exemption.

4.2 The Guarantor shall cooperate with the Creditor to supervise and inspect its income and credit status (the Guarantor as a natural person)/business and financial status (the Guarantor as a non-natural person); Timely provide financial statements, other materials and information required by the Creditor for post-loan risk management, and ensure that the documents, materials and information provided are true, complete and accurate.

4.3 The Guarantor shall notify the Creditor in writing at least thirty days in advance of any of the following matters, and shall not take the following actions without written consent from the Creditor before the Creditor’s rights are fully settled under the Master Contract:

(1) Sell, donate, lease, lend, transfer, mortgage, pledge, or otherwise dispose of important assets, all or most of the assets;

(2) Make significant changes to the management system or property right organization form, including but not limited to the implementation of contracting, leasing, joint venture, corporate system transformation, joint-stock cooperative system transformation, enterprise sale, acquisition (merger), joint venture (cooperation), division, establishment of subsidiaries, property right transfer, capital reduction, etc.

4.4 The Guarantor shall notify the Creditor in writing within seven days from the date the following events occur or may occur:

(1) Amend the articles of association, change the industrial and commercial registration information such as the name, legal representative, domicile, mailing address or business scope of the enterprise, and make decisions that have a significant impact on finance and personnel;

(2) Intend to file for bankruptcy or may or has been filed for bankruptcy by the Creditor;

(3) Be involved in major litigation, arbitration or administrative measures, or with major assets under property preservation or other enforcement measures;

(4) Provide guarantees to third parties, which materially and adversely affect its economic and financial situation or ability to fulfill its obligations under the Contract;

(5) Sign contracts that have a significant impact on its operation and financial situation;

(6) Stop production, go out of business, dissolve, suspend business for rectification, have its business license revoked or withdrawn;

(7) The Guarantor or its legal representative (person in charge) or key management personnel violate laws and regulations or applicable exchange rules;

(8) Suffers serious difficulties in operation, deterioration of financial situation, or other events that negatively impact the Guarantor’s operation, financial situation or solvency or economic situation;

(9) The Guarantor undergoes significant changes to its work and income or changes its contact information such as residence ( the Guarantor as a natural person);

(10) The Guarantor suffers a major safety or environmental protection accident;

(11) The Guarantor undergoes significant equity change;

(12) The audit opinion issued by the Guarantor’s external auditor on its financial statements is not a standard unqualified one;

(13) The Guarantor has been or may be under investigation, punishment or other similar measures of competent authorities for violating laws, regulations and/or regulatory requirements;

(14) The Guarantor or its related party or its country and region is included in the sanction list of the United Nations, the European Union or the United States.

4.5 The Guarantor hereby irrevocably and unconditionally agrees that until the Guaranteed Debts is fully paid off, she/she shall not exercise any right or claim against the Debtor or other Guarantors that may harm the interests of the Creditor (including but not limited to the Guarantor’s right to claim compensation against the Debtor or other Guarantors for the performance of the Contract). If the exercise of any such right or claim by the Guarantor in contravention of this clause results in the receipt of any money from the Debtor, the Guarantor shall immediately pay such money to the Creditor upon receipt.

4.6 Before the Debtor pays off all debts under the Master Contract in full, if the Debtor becomes the shareholder or the actual controller of the Guarantor, the Guarantor shall immediately notify the Creditor and provide the resolution of the shareholders’ meeting (general meeting of shareholders) on approval to provide guarantees.

4.7 The Guarantor undertakes to abide by the national anti-money laundering laws, regulations and relevant policies, not engage in activities involving money laundering and terrorist financing, and actively cooperate with the Creditor to carry out various anti-money laundering work such as customer identification, transaction record keeping, large-value and suspicious transaction reporting, etc.

4.8 The Guarantor undertakes that itself and its employees and agents will not provide, give, ask for or accept any form of material benefits (including but not limited to cash, prepaid cards, travel, etc.) or other non-material benefits to or from the Creditor or its employees in any form; and not use funds or services provided by the Creditor in any form, directly or indirectly, for activities related to corruption or bribery. If the Guarantor knows any violation of this Article, he/she shall provide clues and relevant information to the Creditor in a timely, truthful, complete and accurate manner, and assist in relevant matters according to the requirements of the Creditor.

▲▲ Article 5 Deduction Agreement

5.1 The Guarantor authorizes the Creditor to deduct funds for settlement of debts due and payable by the Debtor or the Guarantor from any account opened by the Guarantor in any branches of Bank of Communications Co., Ltd.

5.2 The Creditor shall notify the Guarantor of the account number, Master Contract number, Credit Use Application number, contract number, deduction amount and debt balance of after the deduction.

5.3 If the Guarantor’s funds for debt repayment (including the Guarantor’s voluntary repayment and the Creditor’s deduction according to the Contract) is not sufficient to pay off all the Guarantor’s debts:

(1) It should be used to pay off the unpaid expenses due first. If the principal and interest of debts due are less than 90 days overdue, the balance after repaying the expenses shall be used to repay the interest or penalty interest and compound interest due and then the principal due and unpaid; If the principal or interest of debts due is overdue for 90 days or more, the balance after repaying the expenses shall be used to repay the principal due and unpaid, and then the interest, penalty interest and compound interest due and unpaid;

(2) If it is under the business of issuing bank acceptance bills, L/Cs, guarantee letters, export factoring, etc., the balance after repaying expenses shall be first used to repay the principal due and unpaid, and then the interest or penalty interest and compound interest due and unpaid;

(3) If the Guarantor has multiple debts (including the debts of the Guarantor to the Creditor under other contracts), the Creditor has the right to decide the settlement and repayment sequence of the Guarantor’s debts at discretion, provided the repayment sequence does not violate the mandatory provisions of laws, rules, regulations and relevant regulatory requirements applicable to the Creditor. The Creditor shall notify the Guarantor of the result of debt repayment. Unless otherwise agreed by both parties on the matters in this paragraph.

(4) If is under personal loans, the order of debt payment shall be agreed upon in the Master Contract.

5.4 If the currency of the deducted funds is inconsistent with that of the debt to be repaid, it shall be converted at the exchange rate released by Bank of Communications Co., Ltd. at the time of deduction. If it is necessary to go through the formalities of settlement and sale of foreign exchange or foreign currency exchange, the Guarantor shall have the obligation to assist the Creditor in handling such formalities as required by the Creditor.

▲▲ Article 6 Notification

6.1 The contact information (including mailing address, telephone number, fax number, email, etc.) filled in by the Guarantor in the Contract is true and valid. In case of any change of contact information, the Guarantor shall immediately post/send the new information in writing to the mailing address filled out by the Creditor in the Contract. Such changes shall become effective upon receipt by the Creditor of the notification of change.

6.2 Unless otherwise expressly agreed in the Contract, any notification given by the Creditor to the Guarantor shall be made by the Creditor in any of the following means. The Creditor has the right to choose the means of notification he/she think proper, and are not liable for transmission errors, omissions or delays in postal, facsimile, telephone, telex or any other communication system. If the Creditor chooses multiple notification methods at the same time, the one that reaches the Guarantor first shall prevail. If the Creditor gives more than one notification to the Guarantor on the same matter with different contents, unless otherwise expressly stated in the notification, the notification sent last shall prevail.

(1) The announcement shall be deemed as delivered on the date when the Creditor issues the announcement on its website, online banking, telephone banking or business outlets;

(2) Hand delivery shall be deemed as delivered on the date when the Guarantor signs for it;

(3) Postal delivery (including express mail, ordinary mail and registered mail) to the Guarantor’s mailing address as recently known to the Creditor shall be deemed as delivered on the 3rd day (intra-city)/5th day (cross-city) after the mailing date;

(4) Delivery via fax, mobile phone short message or other electronic communication means to the Creditor’s latest known fax number, mobile phone number, e-mail address or WeChat ID designated by the Guarantor shall be deemed as delivered on the sending date. The aforementioned delivery shall be deemed as effective when the relevant information enters the server terminal of the service provider, instead when it is actually displayed at the customer’s terminal.

6.3 The Guarantor agrees that unless the Creditor receives written notification about the change of contact information, the address filled in by the Guarantor in the Contract shall be the one that The court serve judicial documents and other written documents to the Guarantor. The above-mentioned service address shall be applicable to all judicial procedures including but not limited to mediation in advance, first trial, second trial, retrial and bankruptcy, and execution procedures in civil litigation. If the Guarantor responds to the lawsuit and directly submits the Confirmation of Service Address to the court, and the confirmed address is inconsistent with the Creditor’s latest known contact information, the court has the right to serve to the address in the Confirmation of Service Address.

The court shall have the right to serve on the Guarantor any (legal) document, including judgment, ruling, conciliation, etc. by any means of communication agreed in Article 6.2. The court shall have the right to choose such means of communication as it thinks proper and shall not be liable for transmission errors, omissions or delays in postal, facsimile, telephone, telex or any other communication system. If the court chooses multiple modes of communication at the same time, the one that arrives at the Guarantor first shall prevail.

6.4 This clause is an independent dispute settlement one in the Contract and shall survive if the Contract is invalid, revoked or terminated.

▲▲ Article 7 Information Disclosure and Confidentiality

7.1 For the undisclosed information and materials of the Guarantor obtained and known during the signing and performance of the Contract, the Creditor shall not violate laws, regulations and regulatory requirements during the use of relevant information and materials (including but not limited to collection, storage, use, processing, transmission, provision and disclosure, etc.), and shall bear the liability of confidentiality according to law and shall not disclose such information and materials to any third parties, except for the following circumstances:

(1) Disclosure required by applicable laws and regulations;

(2) Disclosure required by the judicial department or regulatory agency according to law;

(3) Disclosure by the Creditor to its external professional consultant and allow them to use on the basis of confidentiality for the purpose of realizing the Creditor’s rights under the Contract;

(4) Other reasonable disclosure to safeguard public interests or protect the legitimate rights and interests of the Guarantor;

(5) Disclosure otherwise agreed or authorized by the Guarantor to the Lender.

7.2 The Guarantor confirms that it has signed the Authorization Letter for Credit Information Inquiry and Provision. The Creditor shall inquire, use and keep the credit information of the Guarantor within the scope specified in the Authorization Letter.

7.3 Except as provided in Articles 7.1 and 7.2 of the Contract, the Guarantor further agrees that Bank of Communications Co., Ltd. may use or disclose his/her information and materials under the following circumstances, including but not limited to the Guarantor’s basic information, credit transaction information, bad information and other relevant information and materials, and is willing to bear all the consequences arising therefrom:

Disclose to and allow the use of such information and materials on the basis of confidentiality by outsourcing institutions, third-party service providers, other financial institutions and other institutions or individuals deemed necessary by the Creditor, including but not limited to other branches of Bank of Communications Co., Ltd., Or a subsidiary wholly or partially owned by Bank of Communications Co., Ltd. for the following purposes: ① To carry out bank credit business or bank credit related business, such as promoting the credit business of Bank of Communications Co., Ltd., collecting the arrears of the Guarantor, transferring the Creditor’s rights of bank credit business, etc.; ② Providing or possibly providing new products or services or providing further services for the Creditor to the Guarantor.

Regardless of whether Article 7.3 is applicable, the agreement of both parties in Article 12.1 of the Contract shall prevail.

Article 8 Arbitration

The Contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan for the purposes of the Contract). Disputes under the Contract shall be brought to the court with jurisdiction where the Creditor is located, unless otherwise agreed in the terms of “Other Agreed Matters” of the Contract. During the dispute, the parties shall continue to perform the terms not involved in the dispute.

Article 9 Effectiveness of Contract

The Contract shall come into effect as of the date when all the following conditions are satisfied: (1) the legal representative (person in charge) or authorized representative of the Guarantor sign (or seal) and affix the official seal; the Guarantor as a natural person shall sign; (2) the person in charge or authorized representative of the Creditor sign (or seal) and affix the special seal for contract.

Article 10 Master Contract of Guarantee

10.1 The guaranteed debtor is United Time Technology Co., Ltd.

10.2 The guarantee provided by the Contract shall be governed by the following Article ___________:

(1) Guarante. Master contract number of guarantee:_________________________________________________

Name: _______________________________________________________________________________________________;

(2) Maximum Guarantee. Master contract number of guarantee:_______________________________________________________________________________________

Name:___________________________________________________________; The maximum amount of creditor’s rights guaranteed by the Guarantor is (currency): _____________________(in words): _________________________

(3) Maximum Guarantee. Master contract number of guarantee:_______________________________________________________________________________________

Name: __________________________________________________; The maximum amount of creditor’s rights guaranteed by the Guarantor is the sum of the following two: ① Maximum amount of principal balance of guaranteed principal creditor’s rights (currency):__________________________(in words):________________________________. The term “maximum principal balance of guaranteed principal creditor’s rights” as mentioned in this paragraph refers to the maximum principal balance of principal creditor’s rights (including contingent creditor’s rights) guaranteed by the guarantor of the Master Contract; ② Interest (including compound interest, penalty interest for overdue and misappropriation), liquidated damages, damages and expenses for the Creditor to realize creditor’s rights as agreed in Article 2.2 of the Contract when the aforesaid principal creditor’s rights sustain until the Guarantor assumes liability.

Principal balance refers to the sum of any or multiple of the following:

i. The sum of principal amounts of loans, overdrafts, discounts and/or trade financing funds issued by the Creditor under the Master Contract and unpaid by the Debtor;

ii. The sum of bank acceptance bills, L/Cs or guarantee letters issued by the Creditor and still in force under the Master Contract, and the sum of amounts paid by the Creditor under the aforesaid bank credit business and unpaid by the Debtor.

iii The sum of the amount of creditor’s rights (including creditor’s contingent rights) enjoyed by the Creditor against the Debtor due to other bank credit business.

(4) Maximum Guarantee. The Guarantor shall provide the maximum guarantee for all Master Contracts signed between the Creditor and the Debtor from MM/DD/YY to MM/DD/YY,(currency and amount in words), and the maximum amount of the Creditor’s rights is (currency and amount in words)

The Master Contract mentioned in the preceding paragraph refers to □ all line of credit business contracts □all line of credit business contracts for handling___________________ signed by the Creditor and the Debtor.

(5) Maximum Guarantee. The Guarantor shall provide the maximum guarantee for all Master Contracts signed between the Creditor and the Debtor from MM/DD/YY to MM/DD/YY, and the maximum amount of creditor’s rights guaranteed is the sum of the following two: ① The maximum principal amount of guaranteed principal creditor’s rights (currency and amount in words):_______________________________, The term “maximum principal balance of guaranteed principal creditor’s rights” as mentioned in this paragraph refers to the maximum principal balance of principal creditor’s rights (including contingent creditor’s rights) guaranteed by the Guarantor under the Master Contract; ② Interest (including compound interest, penalty interest for overdue and misappropriation), liquidated damages, damages and expenses for the Creditor to realize creditor’s rights as agreed in Article 2.2 of the Contract when the aforesaid principal creditor’s rights sustain until the Guarantor assumes liability.

The Master Contract mentioned in the preceding paragraph refers to □all line of credit business contracts □all line of credit business contracts for handling_____________ signed by the Creditor and the Debtor.

Principal balance refers to the sum of any or multiple of the following:

i. The sum of principal amounts of loans, overdrafts, discounts and/or trade financing funds issued by the Creditor under the Master Contract and unpaid by the Debtor;

ii. The sum of bank acceptance bills, L/Cs or guarantee letters issued by the Creditor and still in force under the Master Contract, and the sum of amounts paid by the Creditor under the aforesaid bank credit business and unpaid by the Debtor.

iii. The sum of the amount of Creditor’s rights (including contingent claims) enjoyed by the Creditor against the Debtor due to other bank credit business.

Article 11 Contact Information

The contact information of the Guarantor for receiving the notification agreed in Article 6 includes:

Mailing address: 7/F, Block A, Building 5, Software Industry Base, Nanshan District, Shenzhen

Recipient: Bao Minfei	WeChat:_____________________________

Zip code: 518000	Tel:_________________________________

Fax: 13805729242	Mobile Number:_______________________

Email Address:______________________________________________________________

Article 12 Miscellaneous

12.1 Both parties agree that Article 7.3 shall □apply □not apply to the Contract.

12.2 Both parties agree that the court of jurisdiction agreed in Article 8 of the Contract shall be changed from “the court with jurisdiction in the place where the Creditor is located” to: _____

12.3 Both parties agree that the dispute settlement method agreed in Article 8 of the Contract shall be amended as follows: Disputes under the Contract shall be settled in the following ________ method. (1) Bring the case to the court with jurisdiction in the place where ______ is located; (2) Arbitration shall be conducted by Shenzhen International Arbitration Court (Shenzhen Arbitration Commission) in accordance with the arbitration rules in force at the time of applying for arbitration. ______

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

Article 13 Number of Contract Duplicates

The Contract is made in ______, with ______copy/copies for each party.

Guarantor: Bao Minfei, Ping Qiuzi____________________________________________________________________

Legal representative (person in charge):________________________________________________________________

Type of ID: Identification card ID No.: 510402197304140958, 330702198608251240

Legal (household registration) address:_________________________________________________________________

Creditor: Shenzhen (Branch) Bank of Communications Co., Ltd.

Person in charge: Tang Ling_________________________________________________________________________

Mailing address: Century Place, No. 3018, Shennan Middle Road, Futian District, Shenzhen_______________________

The Guarantor has read through all the terms of the Contract, and the Creditor has made a detailed explanation at the request of the Guarantor. The Guarantor has no doubt and objection to any of the contents, and understands the meaning and legal consequences of the terms of the Contract, especially the terms marked with ▲▲when signing the Contract.

(Remainder of page intentionally left blank)

(Signing page)	Bank of Communications, Shenzhen branch (Seal)

/s/ Qiuzi Ping (Fingerprint affixed)	/s/ Jinjie Liu

/s/ Minfei Bao (Fingerprint affixed)

Guarantor (official seal/signature)	Creditor (special seal for contract)

Legal representative (person in charge) or authorized representative (signature or seal)	Person in charge or authorized representative (signature or seal)
Signature date: July 14, 2021	Signature date: July 14, 2021

Co-owner declaration clause (applicable to the Guarantor as a natural person):

I (name:________________type of ID:________________________ ID No.: ______________________________) is the spouse of the Guarantor. I have carefully read and confirmed all the clauses of the Contract, and know and agree that the Guarantor shall provide guarantee for the Debtor to the Creditor, and the debts based on this guarantee shall be the joint debts of husband and wife, which shall be paid off by the joint property of husband and wife.

Signature of co-owner:

MM/DD/YY